Exhibit 10.2c

D.R. HORTON, INC.

1991 STOCK INCENTIVE PLAN

(As Restated February 21, 2002)

AMENDMENT NO. 3

     As of December 1, 2003, the Board of Directors of D.R. Horton, Inc. declared a three-for-two stock split payable in shares of its common stock on January 12, 2004. To give effect to such stock split the Committee amended the D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended and restated (the “Plan”), as follows:

     1. The first sentence of Paragraph 3 of the Plan is hereby amended to read in its entirety as follows:

     The shares of Common Stock and any other Company Security which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 17,752,206 shares, subject to adjustment as provided in Paragraph 10 of this Plan.

     2. In all other respects, the Plan as previously approved is hereby ratified and confirmed.

Dated January 12, 2004.

D.R. Horton, Inc.
By:	/s/ Bill W. Wheat
Bill W. Wheat,
Executive Vice President and Chief Financial Officer

Attest:
/s/ Thomas B. Montano
Thomas B. Montano, Assistant Secretary